As filed with the Securities and Exchange Commission on September 6, 2005.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DUKE REALTY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-1740409
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

600 East 96th Street, Suite 100

Indianapolis, Indiana 46240

(317) 808-6000

(Address of Principal Executive Offices, Including Zip Code and Telephone Number)

Duke Realty Corporation 1995 Key Employees’ Stock Option Plan

(Full Title of the Plan)

Copy to:
DENNIS D. OKLAK	LAURA G. THATCHER
Chief Executive Officer	Alston & Bird LLP
Duke Realty Corporation	One Atlantic Center
600 East 96th Street, Suite 100	1201 West Peachtree Street, NW
Indianapolis, Indiana 46240	Atlanta, Georgia 30309-3424
(317) 808-6000	(404) 881-7546
(Name, Address, Including Zip Code, and Telephone Number, Including Area
Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value	3,466,667	(1)	$26.48	(2)	$91,797,342.16	(2)	$10,804.55

(1)          Amount to be registered consists of shares to be issued pursuant to the exercise of previously-granted stock options awarded to employees, officers and directors under the Duke Realty Corporation’s 1995 Key Employees’ Stock Option Plan (the “Plan”).  This Registration Statement also covers additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

(2)          Determined in accordance with Rule 457(h), the registration fee calculation is based on the weighted average exercise price of previously-granted stock options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a)           The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

(b)           Upon written or oral request, Duke Realty Corporation (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement.  The documents are incorporated by reference in the Section 10(a) prospectus.  The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b).  Requests for the above-mentioned information should be directed to Dennis D. Oklak, Chairman of the Board and Chief Executive Officer of the Company, at the address and telephone number on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:

(1)                  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(2)      All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004;

(3)      The description of common stock contained in the Company’s Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on January 2, 1986, including all amendments or reports filed for the purpose of updating such description; and

(4)      All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Indiana.  The Company’s officers and directors are and will be indemnified against certain liabilities under Indiana law, the Third Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”) and the partnership agreements of Duke Realty Limited Partnership (the “Operating Partnership”) and Duke Realty Services Limited Partnership (the “Services Partnership”).  Chapter 37 of The Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding.  The Company’s Articles of Incorporation do not contain any provision prohibiting such indemnification.

The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual’s conduct was in good faith, (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation that the conduct was in the corporation’s best interests and (B) in all other cases that the individual’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful.  The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

The Company’s Articles of Incorporation provide for certain additional limitations of liability and indemnification.  Section 13.01 of the Articles of Incorporation provides that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for voting for or assenting to an unlawful distribution, or (iv) for any transaction from which the director derived an improper personal benefit.  Section 13.02 of the Articles of Incorporation generally provides that any director or officer of the Company or any person who is serving at the request of the Company as a director, officer, employee or agent of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the IBCL against all expense, liability and loss (including attorneys’ fees, judgments, fines, certain employee benefits excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with a civil, criminal, administrative or investigative action, suit or proceeding to which such person is a party by reason of the person’s service with or at the request of the Company.  Section 13.02 of the Articles of Incorporation also provides such persons with certain rights to be paid by the Company, the expenses incurred in defending any such proceedings in advance of their final disposition and the right to enforce indemnification claims against the Company by bringing suit against the Company.

The Company’s Articles of Incorporation authorize the Company to maintain insurance to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCL.

Each of the partnership agreements for the Operating Partnership and the Services Partnership also provides for indemnification of the Company and its officers and directors to substantially the same extent provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners and to the Services Partnership and its partners, respectively, to substantially the same extent limited under the Company’s Articles of Incorporation.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

The following is a list of exhibits filed as part of this Registration Statement:

4.1	Third Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003).

4.2	Designating Amendment to the Third Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Company’s Current Report on Form 8-K dated August 25, 2003).

4.3

Designating Amendment to the Third Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Company’s Current Report on Form 8-K dated February 13, 2004).

4.4

Designating Amendment to the Third Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated November 22, 2004).

4.5	Third Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003).

5.1	Opinion of Counsel.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).

Item 9.           Undertakings

(a)           The undersigned Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(signatures on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on July 27, 2005.

DUKE REALTY CORPORATION

By:	/s/ Dennis D. Oklak
Dennis D. Oklak
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis D. Oklak and Matthew A. Cohoat, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis D. Oklak	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 27, 2005
Dennis D. Oklak

/s/ Matthew A. Cohoat	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2005
Matthew A. Cohoat

/s/ Barrington H. Branch	Director	July 27, 2005
Barrington H. Branch

/s/ Geoffrey Button	Director	July 27, 2005
Geoffrey Button

/s/ William Cavanaugh III	Director	July 27, 2005
William Cavanaugh III

/s/ Ngaire E. Cuneo	Director	July 27, 2005
Ngaire E. Cuneo

/s/ Charles R. Eitel	Director	July 27, 2005
Charles R. Eitel

/s/ Dr. R. Glenn Hubbard	Director	July 27, 2005
Dr. R. Glenn Hubbard

/s/ Dr. Martin C. Jischke	Director	July 27, 2005
Dr. Martin C. Jischke

/s/ L. Ben Lytle	Director	July 27, 2005
L. Ben Lytle

/s/ William O. McCoy	Director	July 27, 2005
William O. McCoy

/s/ John W. Nelley, Jr.	Director	July 27, 2005
John W. Nelley, Jr.

/s/ Jack R. Shaw	Director	July 27, 2005
Jack R. Shaw

/s/ Robert J. Woodward, Jr.	Director	July 27, 2005
Robert J. Woodward, Jr.

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1	Third Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003).

4.2	Designating Amendment to the Third Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3 of the Company’s Current Report on Form 8-K dated August 25, 2003).

4.3	Designating Amendment to the Third Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3 of the Company’s Current Report on Form 8-K dated February 13, 2004).

4.4	Designating Amendment to the Third Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated November 22, 2004).

4.5	Third Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003).

5.1	Opinion of Counsel

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included on signature page)